Exhibit 5

AVRICORE HEALTH INC.

NOTICE OF MEETING

May 20, 2022

To:	All Canadian Securities Regulatory Authorities

Re:	Avricore Health Inc. (the “Company”)
Annual General & Special Meeting of Shareholders

In connection with section 2.2 of National Instrument 54-101, we wish to advise you of the following information with respect to the Company’s upcoming Meeting of shareholders:

Issuer:	AVRICORE HEALTH INC.
Meeting Type:	Annual General & Special Meeting
ISIN:	CA0545211090
CUSIP:	054521109
Meeting Date:	Thursday, July 21, 2022
Record date for Notice:	Thursday, June 16, 2022
Record date for Voting:	Thursday, June 16, 2022
Beneficial Ownership Determination Date:	Thursday, June 16, 2022
Class of securities entitled to receive notice:	COMMON SHARES
Class of securities entitled to vote:	COMMON SHARES
Issuer sending proxy related materials directly to NOBO:	Yes
Issuer paying for delivery to OBO:	No
Meeting location	Vancouver, BC

Suite 1120 - 789 West Pender Street, Vancouver, BC V6C 1112
Tel: (778)968-1176

Notice and Access (NAA) Requirements:

NAA for Beneficial Holders	No
Beneficial Holders Stratification Criteria:
Number of shares greater than:	n/a
Holder Consent Type(s):	n/a
Holder Provinces-Territories:	n/a
NAA for Registered Holders	No
Registered Holders Stratification Criteria:
Number of shares greater than:	n/a
Holder Provinces-Territories:	n/a

Yours truly,

“Kiriaki Smith”

Kiriaki Smith

CFO & Corporate Secretary

cc: Alberta Securities Commission	cc: P.E.I. Securities Commission
cc: Manitoba Securities Commission	cc: Quebec Securities Commission
cc: New Brunswick Securities Commission	cc: Saskatchewan Securities Commission
cc: Nova Scotia Securities Commission	cc: Registrar of Securities — Northwest Territories
cc: Ontario Securities Commission	cc: Registrar of Securities — Yukon Territories
cc: Nunavut Securities Commission	cc: TSX Venture Exchange
cc: Newfoundland Securities Commission	cc: CDS Inc.

Suite 1120 - 789 West Pender Street, Vancouver, BC V6C 1112
Tel: (778)968-1176